Exhibit 99.2

1 © 2021 Laureate Education, Inc. Second Quarter 2021 Earnings Presentation August 5, 2021

Forward Looking Statements

This presentation includes statements that express Laureate's opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements" within the meaning of the federal securities laws, which involve risks and uncertainties. Laureate's actual results may vary significantly from the results anticipated in these forward-looking statements. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" or similar expressions that concern our strategy, plans or intentions. All statements we make relating to (i) guidance (including, but not limited to, total enrollments, revenues and Adjusted EBITDA), (ii) our planned divestitures, the expected proceeds generated therefrom and the expected reduction in revenue resulting therefrom, (iii) our exploration of strategic alternatives and potential future plans, strategies or transactions that may be identified, explored or implemented as a result of such review process and any resulting litigation or dispute therewith, (iv) anticipated share purchases and (v) the potential impact of the COVID-19 pandemic on our business or the global economy as a whole are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, including, with respect to our exploration of strategic alternatives, risks and uncertainties as to the terms, timing, structure, benefits and costs of any divestiture or separation transaction and whether one will be consummated at all, and the impact of any divestiture or separation transaction on our remaining businesses. Accordingly, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC") on February 25, 2021, our Quarterly Reports on Form 10-Q filed and to be filed with the SEC and other filings made with the SEC. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

In addition, this presentation contains various operating data, including market share and market position, that are based on internal company data and management estimates. While management believes that our internal company research is reliable and the definitions of our markets which are used herein are appropriate, neither such research nor these definitions have been verified by an independent source and there are inherent challenges and limitations involved in compiling data across various geographies and from various sources, including those discussed under "Industry and Market Data" in Laureate's filings with the SEC.

© 2021 Laureate Education, Inc. 2

Presentation of Non-GAAP Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (GAAP) throughout this presentation, Laureate provides the non-GAAP measurements of Adjusted EBITDA, Adjusted EBITDA margin, total cash, net of debt (or net cash), and Free Cash Flow. We have included these non-GAAP measurements because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans.

Adjusted EBITDA consists of income (loss) from continuing operations, adjusted for the items included in the accompanying reconciliation. The exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, Adjusted EBITDA is a key input into the formula used by the compensation committee of our board of directors and our Chief Executive Officer in connection with the payment of incentive compensation to our executive officers and other members of our management team. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin, which is calculated by dividing Adjusted EBITDA by revenues, provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Total cash, net of debt (or net cash) consists of total gross debt, including seller notes, for Continuing Operations and Discontinued Operations, less total cash and cash equivalents for Continuing Operations and Discontinued Operations. Net debt provides a useful indicator about Laureate's leverage and liquidity.

Free Cash Flow consists of operating cash flow minus capital expenditures. Free Cash Flow provides a useful indicator about Laureate's ability to fund its operations and repay its debts.

Laureate's calculations of Adjusted EBITDA, Adjusted EBITDA margin, total debt, net of cash (or net debt), and Free Cash Flow are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Adjusted EBITDA is reconciled from the GAAP measure in the attached table "Non-GAAP Reconciliation."

We evaluate our results of operations on both an as reported and an organic constant currency basis. The organic constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates, acquisitions and divestitures, and other items. We believe that providing organic constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate organic constant currency amounts using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period, and then exclude the impact of acquisitions and divestitures and other items described in the accompanying presentation.

© 2021 Laureate Education, Inc.
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4 © 2021 Laureate Education, Inc. SUMMARY OVERVIEW Note: Throughout this presentation amounts may not sum to totals due to rounding Amounts presented for enrollments, Revenue, Adjusted EBITDA and Adjusted EBITDA margin are for continuing operations only

Executive Summary

- ✓ Continued strong operating trends .... despite COVID-19 headwinds
- ✓ Enrollment volume above pre-pandemic levels[1]
- ✓ Adjusted EBITDA ahead of expectations for the second quarter
- ✓ Increasing full-year 2021 guidance on strength of first half results
- ✓ Net Loss of $29M in Q2 driven by one-time charges on debt repayment
- ✓ Brazil sale closed in May and 8.25% Bonds fully repaid...... Net Cash position of $354M as of June 30th
- ✓ Additional $1.3 billion of net proceeds from signed asset sales expected during Q3 2021[2]

Continued Strong Execution Against all Operating & Strategic Priorities

(1) Total enrollment as of June 30, 2021 as compared to total enrollment as of June 30, 2019.
(2) Based on anticipated net proceeds for sale of Walden and net of fees, taxes and other costs associated with Walden and prior asset sales. Includes assumed debt and anticipated release of restricted cash (collateral for letter of credit and bonds at Walden); assumes Walden sale transaction closes on announced terms.

© 2021 Laureate Education, Inc.
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6 © 2021 Laureate Education, Inc. Laureate Portfolio Overview Operations -- Remaining Operations -- Pending Asset Sales (as of June 30, 2021) Walden Mexico Peru Revenue 1 $1.1 billion Adjusted EBITDA 1 $280 million of Net Proceeds Expected 2 $1.3 billion (1) Based on 2022 outlook previously provided. An outlook for 2022 net income and reconciliation of the forward - looking 2022 Adjuste d EBITDA outlook to projected net income is not being provided as the company does not currently have sufficient data to accurately estimate the variables and ind ividual adjustments for such outlook and reconciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without un rea sonable effort. (2) Based on anticipated net proceeds for sale of Walden and net of fees, taxes and other costs associated with Walden and prior ass et sales. Includes assumed debt and anticipated release of restricted cash (collateral for letter of credit and bonds at Walden); assumes Walden sale transac tio n closes on announced terms. » 2 Universities » 35+ campuses » 170K students » 2 Universities / 1 Tech - Voc » 15+ campuses » 180K students

7 © 2021 Laureate Education, Inc. Mexico Peru Combined Population (M) 127M 33M 160M Higher Education Students (000s) 4,562 1,896 6,458 Higher Education Participation Rate 1 30% 47% 34% Market Share for Private Institution 2 44% 72% 56% Mexico & Peru Higher Education Market Overview Sources: UNESCO, World Bank, SEP database Attractive Markets with Significant Growth Opportunities Participation Rates Growing and Still Well Below Developed Markets (1) Defined as total enrollments as compared to 18 - 24 year old population (2) Private institution market share in higher education; for Mexico and Combined includes all states in which UVM or UNITEC have op erations (total private market share for all of Mexico is 35%); for Peru based on total country

Leading University Portfolio in Mexico & Peru

	Institution	Market Segment	QS Stars™ Overall University Rating	Ratings/Ranking
Mexico	Universidad del Valle de México (UVM)	Premium/ Traditional	★★★★	• Ranked #7 university in Mexico • One of only three 4-Star rated universities in Mexico by QS Stars™
Mexico	Universidad Tecnológica de México (UNITEC)	Value/ Teaching	★★★	• Largest private university in Mexico • 5-Stars rated by QS Stars™ in categories of Teaching & Employability
Peru	Universidad Peruana de Ciencias Aplicadas (UPC)	Premium/ Traditional	★★★★	• Ranked #3 university in Peru • Only 4-Star rated university in Peru by QS Stars™
Peru	Universidad Privada del Norte (UPN)	Value/ Teaching	★★★	• 2nd largest private university in Peru • 5-Stars rated by QS Stars™ in categories of Teaching & Employability
Peru	CIBERTEC	Tech/Voc	N/A	• 2nd largest private tech/voc institute in Peru

Sources: QS Stars™, Guía Universitaria (UVM), Scimago Institutons Rankings (UPC)

Operating Leading Brands in Multiple Attractive Market Segments

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9 © 2021 Laureate Education, Inc. Q2 & YTD 2021 PERFORMANCE RESULTS CONTINUING OPERATIONS ONLY (I.E. MEXICO, PERU AND CORPORATE SEGM ENTS)

2021 Second Quarter – Financial Summary

($ in millions) (Enrollments in thousands)	Q2 '21 Results	Variance Vs. Q2 '20 As Reported	 Organic/CC[1]	Notes
New Enrollment	20K	n.m.	n.m.	
Total Enrollment	349K	9%	9%	• Improved retention rates
Revenue	$328	8%	9%	• Driven by enrollment volume and improved retention in Peru
Adj. EBITDA	$107	14%	25%	• Y-o-Y improvement driven by Peru
Adj. EBITDA margin	32.7%	173 bps	463 bps	

Strong Operating Performance During the Second Quarter

(1) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets.

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2021 Q2 YTD – Financial Summary

($ in millions) (Enrollments in thousands)	Q2 YTD '21	Variance Vs. Q2 YTD '20		Notes
	Results	As Reported	Organic/CC[1]	
New Enrollment	94K	13%	13%	• Strong cycle one intake for Peru
Total Enrollment	349K	9%	9%	• Improved retention rates, +10pts versus PY (which was impacted by COVID-19)
Revenue	$522	5%	7%	• Driven by enrollment volume and improved retention in Peru, partially offset by higher discounts in Mexico • +4% timing adjusted
Adj. EBITDA	$117	81%	107%	• Y-o-Y improvement driven by Peru and corporate G&A efficiencies • +83% timing adjusted
Adj. EBITDA margin	22.4%	932 bps	1194 bps	

Note: Timing adjusted impacts noted are pro-forma for UPN-Peru semester start, which, in 2020, was moved to April 6th due to COVID, and 1-week earlier start of classes at Cibertec

Strong Operating Performance in Peru and Corporate G&A Efficiency Driving Increased Profitability

(1) Organic Constant Currency (CC) Operations excludes the period-over-period impact from currency fluctuations (if applicable), acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets.

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12 © 2021 Laureate Education, Inc. SEGMENT RESULTS CONTINUING OPERATIONS ONLY (I.E. MEXICO, PERU AND CORPORATE SEGM ENTS)

13 © 2021 Laureate Education, Inc. (1) Organic Constant Currency (CC) Operations excludes the period - over - period impact from currency fluctuations (if applicable), acq uisitions and divestitures, and other items. Other items include the impact of acquisition - related contingent liabilities for taxes other - than - income tax, net of chan ges in recorded indemnification assets. Mexico Segment Results Higher Enrollment Trends Offset by Discounts & Mix Shift Mexico’s Primary Intake Will Occur in September Q2 Results Q2 YTD Results Notes ($ in millions) (Enrollments in thousands) Q2 ’21 Organic/CC Vs. Q2 ’20 (1) Q2 YTD ’21 Organic/CC Vs. Q2 YTD ’20 (1) New Enrollment 18K 47% 45K 11% • +11% NE through June, large intake occurs in Sept. Total Enrollment 170K 1% 170K 1% • Driven by COVID - related decline in 2020 intakes Revenue $124 (7%) $260 (9%) • Impacted by higher discounts and mix shift Adj. EBITDA $17 (21%) $35 (11%) • Impacted by higher discounts Adj. EBITDA margin 13.8% (258 bps) 13.3% (6 bps)

14 © 2021 Laureate Education, Inc. Peru Segment Results (1) Organic Constant Currency (CC) Operations excludes the period - over - period impact from currency fluctuations (if applicable), acq uisitions and divestitures, and other items. Other items include the impact of acquisition - related contingent liabilities for taxes other - than - income tax, net of chan ges in recorded indemnification assets. Strong Primary Intake & Improved Retention Driving Favorable Results Q2 Results Q2 YTD Results Notes ($ in millions) (Enrollments in thousands) Q2 ’21 Organic/CC Vs. Q2 ’20 (1) Q2 YTD ’21 Organic/CC Vs. Q2 YTD ’20 (1) New Enrollment 2K n.m. 49K 14% • Strong cycle one intake Total Enrollment 180K 18% 180K 18% • Driven by higher NE volumes and improved retention rates Revenue $202 19% $259 27% • Volume growth and positive mix impact • YTD +19% timing adjusted Adj. EBITDA $114 27% $125 91% • Revenue growth and cost efficiencies • YTD +69% timing adjusted Adj. EBITDA margin 56.3% 351 bps 48.3% 1591 bps

15 © 2021 Laureate Education, Inc. Q2 Capitalization – Adjusted for Pending Asset Sales ($ in millions) Amount Comments Net Cash Position @ 6/30/21 $354 See Appendix Net Proceeds – Pending Asset Sales 2 $1,300 Including assumed debt Adjusted Net Cash Position @ 6/30/21 $1,654 Post receipt of anticipated net cash proceeds & assumed debt Pro - Forma Net Cash Position of $1.65Bn Total of 188 Million Shares Outstanding as of June 30th ‒ $1.65Bn net cash position expected despite $316M of share repurchases 1 (out of $500M program authorization) (1) As of June 30, 2021 (2) Based on anticipated net proceeds for sale of Walden and net of fees, taxes and other costs associated with Walden and prior ass et sales. Includes assumed debt and anticipated release of restricted cash (collateral for letter of credit and bonds at Walden); assumes Walden sale transac tio n closes on announced terms.

16 © 2021 Laureate Education, Inc. OUTLOOK

17 © 2021 Laureate Education, Inc. FY 2021 Guidance Update Increasing Full Year 2021 on Strength of First Half Performance Note: An outlook for 2021 net income and reconciliation of the forward - looking 2021 Adjusted EBITDA outlook to projected net inc ome is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and rec onciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort. ($ in millions) (Enrollments in thousands) Previous Guidance Current Outlook (1) Total Enrollment 337K 350K Revenue $1,000 - $1,040 $1,025 - $1,065 Adjusted EBITDA $180 - $190 $205 - $215 (1) Based on actual FX rates for January through July 2021, and current spot FX rates (local currency per US dollar) of MXN 19.89 & PEN 3.96 for August through December 2021. FX impact may change based on fluctuations in currency rates in future periods.

18 © 2021 Laureate Education, Inc. (1) Based on actual FX rates for July 2021, and current spot FX rates (local currency per US dollar) of MXN 19.89 & PEN 3.96 for Aug ust through September 2021. FX impact may change based on fluctuations in currency rates in future periods. (USD millions ) Revenues Adj. EBITDA 2020 Q3 Results $244 $50 Organic Growth ($4) – $16 ($15) – ($5) Growth % (2%) - 7% (30%) – (10%) 2021 Q3 Guidance (Constant Currency) $240 – $260 $35 – $45 FX Impact (spot FX) (1) ($5) ($5) 2021 Q3 Guidance (@ spot FX) (1) $235 – $255 $30 – $40 Third Quarter Impacted by Timing of Academic Calendar Q3 2021 Guidance Details Unfavorably impacted by timing of academic calendar; favorable offset was already captured in 1H Results Note: An outlook for 2021 net income and reconciliation of the forward - looking 2021 Adjusted EBITDA outlook to projected net inc ome is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and rec onciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

19 © 2021 Laureate Education, Inc. APPENDIX

20 © 2021 Laureate Education, Inc. Week Of 2/22 3/1 3/8 3/15 3/22 3/29 4/5 4/12 UPC UPN Cibertec COVID - Related Changes in Academic Calendar in Peru Impacting YoY Comparability Classes Started Late in 2020 Due to COVID -- Back to Normal Cycle Timing in 2021 2021 semester start date 2020 semester start date Delayed start in 2020 due to COVID Academic Calendar Timing Impacts - Peru • $18M in revenue timing shift from Q1 to 2H due to delayed class start in 2020 – Majority of benefit recognized in Q1 2021; offset in Q3/Q4

21 © 2021 Laureate Education, Inc. Q2 ’21 B / (W) Vs. Q2 ’20 Notes ($ in millions) Reported $ % Adjusted EBITDA 107 13 14% • Strong performance in Peru Depreciation & Amort. (27) (9) (49%) • Primarily related to amortization of tradename (moved to finite life asset) Interest Expense, net (13) 12 49% Impairments (7) 17 n.m. • Impairment of Laureate tradename due to deemphasis of Laureate Network Other (163) (133) n.m. • Call premium and deferred financing cost on repayment of Bonds & Loss on Derivatives Income Tax (13) (5) n.m. Income/(Loss) From Continuing Operations (116) (104) n.m. Discontinued Operations (Net of Tax) 87 387 n.m. Net Income / (Loss) (29) 282 n.m. Income from Continuing Operations Impacted by Loss on Extinguishment of Debt Related to Repayment of the 8.25% Bonds 2021 Second Quarter – Net Income Reconciliation

22 © 2021 Laureate Education, Inc. Q2 YTD ’21 B / (W) Vs. Q2 YTD ’20 Notes ($ in millions) Reported $ % Adjusted EBITDA 117 52 81% • Strong performance in Peru Depreciation & Amort. (50) (12) (31%) • Primarily related to amortization of tradename (moved to finite life asset) Interest Expense, net (36) 14 28% Impairments (64) (36) n.m. • Impairment of Laureate tradename due to deemphasis of Laureate Network Other (122) (146) n.m. • Call premium and deferred financing cost on repayment of Bonds & Loss on Derivatives Income Tax (126) (347) n.m. • YoY variance largely due to discrete tax items in 2020 Income/(Loss) From Continuing Operations (280) (475) n.m. Discontinued Operations (Net of Tax) 86 494 n.m. Net Income / (Loss) (194) 19 n.m. 2021 Q2 YTD – Net Income Reconciliation Income from Continuing Operations Impacted by Loss on Extinguishment of Debt Related to Repayment of the 8.25% Bonds

23 © 2021 Laureate Education, Inc. Capitalization at 6/30/21 ($ in millions) Continuing Operations Discontinued Operations Total Company Revolver $ - $ - $ - Sr. Notes - - - Local Debt / Seller Notes $179 - $179 Gross Debt $179 - $179 Cash ($427) ($105) ($532) Net Debt / (Cash) ($248) ($105) ($354) Net Cash Position of $354M as of June 30th

24 © 2021 Laureate Education, Inc. 2021 Full Year Guidance Details Strong Operating Trends Partially Offset by Weaker FX Rates (1) Based on actual FX rates for January through July 2021, and current spot FX rates (local currency per US dollar) of MXN 19.89 & PEN 3.96 for August through December 2021. FX impact may change based on fluctuations in currency rates in future periods. (USD millions, except enrollments in thousands) Total Enrollment Revenues Adj. EBITDA 2020 Results 337K $1,025 $206 Organic Growth 13K $25 – $65 $27 – $37 Growth % 4% 2% - 6% 13% – 18% FAS 5 Expense/Indemnification Asset (non - cash) - - ($8) 2021 Guidance (Constant Currency) 350K $1,050 – $1,090 $225 – $235 FX Impact (spot FX) (1) - ($25) ($20) 2021 Guidance (@ spot FX) (1) 350K $1,025 – $1,065 $205 – $215 Growth % 4% 0% – 4% 0% – 4% Note: An outlook for 2021 net income and reconciliation of the forward - looking 2021 Adjusted EBITDA outlook to projected net inc ome is not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and rec onciliation. Due to this uncertainty, the company cannot reconcile Adjusted EBITDA to projected net income without unreasonable effort.

25 © 2021 Laureate Education, Inc. Large intake cycles at end of Q1 (Peru) and end of Q3 (Mexico) drive seasonality of earnings Q2 and Q4 are typically Laureate’s strongest earnings quarters Revenue Seasonality Adjusted EBITDA Seasonality New Enrollments Seasonality Factors Affecting Seasonality Main intake cycles: Q1 - Peru – Q3 - Mexico Academic calendar FX trends Intra - Year Seasonality Trends 18% 30% 24% 28% 17% 31% 23% 29% 19% 30% 24% 28% Q1 Q2 Q3 Q4 2018 2019 2020 - 24% 56% 8% 61% - 11% 47% 15% 49% - 14% 46% 24% 44% Q1 Q2 Q3 Q4 2018 2019 2020 39% 10% 50% 1% 39% 9% 51% 1% 28% 22% 48% 2% Q1 Q2 Q3 Q4 2018 2019 2020

26 © 2021 Laureate Education, Inc. Financial Results & Tables

Financial Tables

Consolidated Statements of Operations

IN MILLIONS	For the three months ended June 30, 2021	2020	Change	For the six months ended June 30, 2021	2020	Change
Revenues	$ 327.6	$ 303.9	$ 23.7	$ 522.3	$ 496.2	$ 26.1
Costs and expenses:						
Direct costs	213.3	207.8	5.5	395.2	428.4	(33.2)
General and administrative expenses	49.4	43.1	6.3	92.0	88.2	3.8
Loss on impairment of assets	7.2	23.8	(16.6)	63.9	27.5	36.4
Operating income (loss)	57.7	29.1	28.6	(28.7)	(47.9)	19.2
Interest income	0.5	0.3	0.2	1.2	0.9	0.3
Interest expense	(13.5)	(25.7)	12.2	(37.1)	(51.0)	13.9
Loss on debt extinguishment	(77.9)	—	(77.9)	(77.9)	—	(77.9)
Loss on derivatives	(53.8)	(1.4)	(52.4)	(24.5)	(0.6)	(23.9)
Other expense, net	(0.1)	(0.4)	0.3	—	(0.5)	0.5
Foreign currency exchange (loss) gain, net	(15.5)	(4.7)	(10.8)	12.7	74.0	(61.3)
Loss on disposal of subsidiaries, net	—	—	—	—	(1.8)	1.8
Loss from continuing operations before income taxes and equity in net income of affiliates	(102.7)	(2.8)	(99.9)	(154.4)	(27.0)	(127.4)
Income tax (expense) benefit	(13.2)	(8.7)	(4.5)	(126.0)	221.3	(347.3)
Equity in net income of affiliates, net of tax	—	—	—	—	0.2	(0.2)
(Loss) income from continuing operations	(115.9)	(11.6)	(104.3)	(280.4)	194.5	(474.9)
Income (loss) from discontinued operations, net of tax	86.7	(300.1)	386.8	86.2	(407.8)	494.0
Net loss	(29.2)	(311.6)	282.4	(194.2)	(213.3)	19.1
Net loss attributable to noncontrolling interests	0.2	3.8	(3.6)	0.2	5.1	(4.9)
Net loss attributable to Laureate Education, Inc.	$ (29.0)	$ (307.8)	$ 278.8	$ (193.9)	$ (208.2)	$ 14.3
Accretion of redeemable noncontrolling interests and equity	(0.1)	0.2	(0.3)	(0.1)	0.2	(0.3)
Net loss available to common stockholders	$ (29.1)	$ (307.6)	$ 278.5	$ (194.0)	$ (208.1)	$ 14.1
Basic and diluted earnings (loss) per share:						
Basic weighted average shares outstanding	192.0	209.9	(17.9)	196.1	209.9	(13.8)
Diluted weighted average shares outstanding	192.0	209.9	(17.9)	196.1	210.1	(14.0)
Basic and diluted loss per share	$ (0.15)	$ (1.46)	$ 1.31	$ (0.99)	$ (0.99)	$ —

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

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Financial Tables

Revenue and Adjusted EBITDA by segment: Quarter

IN MILLIONS

For the three months ended June 30,	2021	2020	% Change: Reported	% Change: Organic Constant Currency[(1)]	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	Other	Acq/Div.	FX
Revenues									
Mexico	$ 124.3	$ 114.9	8%	(7)%	$ 9.4	$ (8.0)	$ —	$ —	$ 17.4
Peru	201.7	187.6	8%	19%	14.1	35.6	—	—	(21.5)
Corporate & Eliminations	1.6	1.4	14%	14%	0.2	0.2	—	—	—
Total Revenues	$ 327.6	$ 303.9	8%	9%	$ 23.7	$ 27.8	$ —	$ —	$ (4.1)
Adjusted EBITDA									
Mexico	$ 17.2	$ 19.7	(13)%	(21)%	$ (2.5)	$ (4.2)	$ (0.7)	$ —	$ 2.4
Peru	113.6	99.2	15%	27%	14.4	26.7	—	—	(12.3)
Corporate & Eliminations	(23.7)	(24.8)	4%	4%	1.1	1.1	—	—	—
Total Adjusted EBITDA	$ 107.1	$ 94.1	14%	25%	$ 13.0	$ 23.6	$ (0.7)	$ —	$ (9.9)

(1) Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2020 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, and may not sum to total due to rounding

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Financial Tables

Revenue and Adjusted EBITDA by segment: Year-to-Date

IN MILLIONS

For the six months ended June 30,	2021	2020	% Change: Reported	% Change: Organic Constant Currency[2]	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	$ Variance Components: Other	$ Variance Components: Acq/Div.	$ Variance Components: FX
Revenues									
Mexico	$ 259.7	$ 269.1	(3)%	(9)%	$ (9.4)	$ (24.3)	$ —	$ —	$ 14.9
Peru	259.2	224.1	16%	27%	35.1	60.6	—	—	(25.5)
Corporate & Eliminations	3.4	3.0	13%	13%	0.4	0.4	—	—	—
Total Revenues	$ 522.3	$ 496.2	5%	7%	$ 26.1	$ 36.7	$ —	$ —	$ (10.6)
Adjusted EBITDA									
Mexico	$ 34.5	$ 43.0	(20)%	(11)%	$ (8.5)	$ (4.6)	$ (7.5)	$ —	$ 3.6
Peru	125.2	72.5	73%	91%	52.7	65.7	—	—	(13.0)
Corporate & Eliminations	(42.9)	(50.8)	16%	16%	7.9	7.9	—	—	—
Total Adjusted EBITDA	$ 116.8	$ 64.7	81%	107%	$ 52.1	$ 69.0	$ (7.5)	$ —	$ (9.4)

(2) Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2020 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, and may not sum to total due to rounding

© 2021 Laureate Education, Inc.

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30 © 2021 Laureate Education, Inc. Financial Tables Consolidated Balance Sheets Note: Dollars in millions, and may not sum to total due to rounding IN MILLIONS June 30, 2021 December 31, 2020 Change Assets Cash and cash equivalents $ 427.1 $ 750.1 $ (323.0) Receivables (current), net 123.5 111.9 11.6 Other current assets 144.3 146.8 (2.5) Current assets held for sale 202.1 435.0 (232.9) Property and equipment, net 518.3 578.5 (60.2) Operating lease right - of - use assets, net 426.9 462.8 (35.9) Goodwill and other intangible assets 728.0 800.4 (72.4) Deferred income taxes 102.0 130.6 (28.6) Other long - term assets 53.4 72.4 (19.0) Long - term assets held for sale 920.0 1,482.5 (562.5) Total assets $ 3,645.7 $ 4,970.9 $ (1,325.2) Liabilities and stockholders' equity Accounts payable and accrued expenses $ 181.5 $ 200.9 $ (19.4) Deferred revenue and student deposits 48.6 47.2 1.4 Total operating leases, including current portion 479.6 519.1 (39.5) Total long - term debt, including current portion 174.4 995.7 (821.3) Other liabilities 301.0 240.0 61.0 Current and long - term liabilities held for sale 186.3 702.3 (516.0) Total liabilities 1,371.4 2,705.2 (1,333.8) Redeemable noncontrolling interests and equity 1.8 1.7 0.1 Total stockholders' equity 2,272.4 2,263.9 8.5 Total liabilities and stockholders' equity $ 3,645.7 $ 4,970.9 $ (1,325.2)

31 © 2021 Laureate Education, Inc. Financial Tables Consolidated Statements of Cash Flows Note: Dollars in millions, and may not sum to total due to rounding For the six months ended June 30, IN MILLIONS 2021 2020 Change Cash flows from operating activities Net loss $ (194.2) $ (213.3) $ 19.1 Depreciation and amortization 49.7 84.3 (34.6) Loss on impairment of assets 65.1 448.9 (383.8) (Gain) loss on sales and disposal of subsidiaries and property and equipment, net (13.5) 36.0 (49.5) Loss on derivative instruments 24.5 0.6 23.9 Loss on debt extinguishment 78.0 — 78.0 Deferred income taxes 67.0 (226.8) 293.8 Unrealized foreign currency exchange gain (13.5) (25.6) 12.1 Income tax receivable/payable, net (17.9) (46.3) 28.4 Working capital, excluding tax accounts (94.3) (131.0) 36.7 Other non - cash adjustments 66.9 134.6 (67.7) Net cash provided by operating activities 17.9 61.4 (43.5) Cash flows from investing activities Purchase of property and equipment (20.6) (49.2) 28.6 Expenditures for deferred costs (4.4) (8.3) 3.9 Receipts from sales of discontinued operations, net of cash sold, and property and equipment 725.3 22.5 702.8 Payments on derivatives related to sale of discontinued operations (50.3) — (50.3) Net cash provided by (used in) investing activities 650.0 (35.0) 685.0 Cash flows from financing activities (Decrease) increase in long - term debt, net (877.5) 268.9 (1,146.4) Proceeds from exercise of stock options 0.4 26.7 (26.3) Payments to repurchase common stock (251.4) (29.2) (222.2) Payments of call premiums and debt issuance costs (33.0) — (33.0) Financing other, net (1.2) (3.0) 1.8 Net cash (used in) provided by financing activities (1,162.7) 263.4 (1,426.1) Effects of exchange rate changes on Cash and cash equivalents and Restricted cash (3.4) (3.9) 0.5 Change in cash included in current assets held for sale 164.9 (66.5) 231.4 Net change in Cash and cash equivalents and Restricted cash (333.4) 219.3 (552.7) Cash and cash equivalents and Restricted cash at beginning of period 867.3 97.8 769.5 Cash and cash equivalents and Restricted cash at end of period $ 533.9 $ 317.1 $ 216.8

Financial Tables

Non-GAAP Reconciliation (1 of 2)

The following table reconciles (Loss) income from continuing operations to Adjusted EBITDA and Adjusted EBITDA margin:

	For the three months ended June 30,			For the six months ended June 30,		
IN MILLIONS	2021	2020	Change	2021	2020	Change
(Loss) income from continuing operations	$ (115.9)	$ (11.6)	$ (104.3)	$ (280.4)	$ 194.5	$ (474.9)
Plus:						
Equity in net income of affiliates, net of tax	—	—	—	—	(0.2)	0.2
Income tax expense (benefit)	13.2	8.7	4.5	126.0	(221.3)	347.3
Loss from continuing operations before income taxes and equity in net income of affiliates	(102.7)	(2.8)	(99.9)	(154.4)	(27.0)	(127.4)
Plus:						
Loss on disposal of subsidiaries, net	—	—	—	—	1.8	(1.8)
Foreign currency exchange loss (gain), net	15.5	4.7	10.8	(12.7)	(74.0)	61.3
Other expense, net	0.1	0.4	(0.3)	—	0.5	(0.5)
Loss on derivatives	53.8	1.4	52.4	24.5	0.6	23.9
Loss on debt extinguishment	77.9	—	77.9	77.9	—	77.9
Interest expense	13.5	25.7	(12.2)	37.1	51.0	(13.9)
Interest income	(0.5)	(0.3)	(0.2)	(1.2)	(0.9)	(0.3)
Operating income (loss)	57.7	29.1	28.6	(28.7)	(47.9)	19.2
Plus:						
Depreciation and amortization	27.0	18.1	8.9	49.7	37.8	11.9
EBITDA	84.7	47.2	37.5	21.0	(10.1)	31.1
Plus:						
Share-based compensation expense (3)	2.6	3.7	(1.1)	4.0	5.3	(1.3)
Loss on impairment of assets (4)	7.2	23.8	(16.6)	63.9	27.5	36.4
EiP implementation expenses (5)	12.6	19.3	(6.7)	27.9	42.1	(14.2)
Adjusted EBITDA	$ 107.1	$ 94.1	$ 13.0	$ 116.8	$ 64.7	$ 52.1
Revenues	$ 327.6	$ 303.9	$ 23.7	$ 522.3	$ 496.2	$ 26.1
(Loss) income from continuing operations margin	(35.4)%	(3.8)%	-3,157 bps	(53.7)%	39.2 %	-9,290 bps
Adjusted EBITDA margin	32.7 %	31.0 %	173 bps	22.4 %	13.0 %	932 bps

(3) Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718.
(4) Represents non-cash charges related to impairments of long-lived assets.
(5) Excellence-in-Process (EiP) implementation expenses are related to our enterprise-wide initiative to optimize and standardize Laureate's processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. It included the establishment of regional shared services organizations (SSOs), as well as improvements to the Company's system of internal controls over financial reporting. The EiP initiative also includes other back- and mid-office areas, as well as certain student-facing activities, expenses associated with streamlining the organizational structure, an enterprise-wide program aimed at revenue growth, and certain non-recurring costs incurred in connection with the planned and completed dispositions.

Note: Dollars in millions, and may not sum to total due to rounding

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33 © 2021 Laureate Education, Inc. Financial Tables Non - GAAP Reconciliation (2 of 2) Note: Dollars in millions, and may not sum to total due to rounding The following table reconciles operating cash flow to Free Cash Flow for the six months ended June 30 , 2021 and 2020 : IN MILLIONS 2021 2020 Change Net cash provided by operating activities $ 17.9 $ 61.4 $ (43.5) Capital expenditures: Purchase of property and equipment (20.6) (49.2) 28.6 Expenditures for deferred costs (4.4) (8.3) 3.9 Free Cash Flow $ (7.1) $ 3.9 $ (11.0)

34 © 2021 Laureate Education, Inc.